UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2017 (February 7, 2017)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive

Lisle, Illinois

60532

(Address of principal executive offices, including Zip Code)

(331) 332-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On February 7, 2017, Navistar International Corporation (“Parent”) and Navistar, Inc. (the “Borrower”) entered into an Amendment No. 1 (the “Term Loan Amendment”) to the credit agreement, dated as of August 17, 2012 (as amended and restated as of August 7, 2015, the “Term Loan Credit Agreement”), among Parent, the Borrower, the Lenders (as defined therein) party thereto, and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent and Collateral Agent.

The Borrower has determined that the adoption of the Term Loan Amendment constituted a “significant modification” of the Senior Secured Term Loan for federal income tax purposes. Consequently, for federal income tax purposes, the Borrower is deemed to have satisfied the Senior Secured Term Loan by issuing new indebtedness having the terms contained in the Term Loan Amendment.

The amount treated for federal income tax purposes as realized by holders of the Senior Secured Term Loan as a result of the adoption of the Term Loan Amendment is the “issue price” of the deemed new indebtedness. The issue price of the deemed new indebtedness is equal to the fair market value of the Senior Secured Term Loan immediately following the adoption of the Term Loan Amendment if the Senior Secured Term Loan is “traded on an established securities market” within the meaning of the applicable federal income tax regulations.

Based on information provided by JPMCB, the Borrower has determined that (i) the Senior Secured Term Loan is traded on an established securities market within the meaning of the applicable federal income tax regulations and (ii) the fair market value of the amended Senior Secured Term Loan is $997.50 for each $1,000.00 of principal amount. According to the applicable federal income tax regulations, the Borrower’s determination of the fair market value of the amended Senior Secured Term Loan is binding on any holder of such indebtedness unless such holder explicitly discloses that its determination differs from the Borrower’s determination, and describes the basis for making that determination, on its timely filed federal income tax return for the holder’s taxable year that includes the date on which the Term Loan Amendment was adopted.

The statements set forth above are provided solely for the purpose of satisfying certain information disclosure requirements set forth in the federal income tax regulations and do not constitute tax advice. Neither the Parent nor the Borrower have sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements set forth above, and there can be no assurance that the IRS will agree with such statements. Each holder of indebtedness under the Borrower’s Term Loan Credit Agreement is urged to consult with its own tax advisors to determine the federal income tax consequences, as well as any state, local, foreign and other federal tax consequences, of the adoption of the Term Loan Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ WALTER G. BORST
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: April 12, 2017